Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the incorporation by reference in this  Registration  Statement of
CepTor Corporation (a development stage company) on Form S-8 of our report dated
March  4,  2005,  except  for the  6th  paragraph  of  Note 18 to the  financial statements, as to which the date is April 13, 2005, with respect to our audit of the financial  statements of CepTor Corporation (a development stage company) as of December  31, 2004 and for the year then ended and for the period from August
11, 1986 (date of inception) to December 31, 2004 appearing in the Annual Report on Form 10-KSB of CepTor  Corporation (a development stage company) for the year ended December 31, 2004.

                                             /s/ Marcum & Kliegman LLP

August 12, 2005
New York, New York